May 3, 2010	EXHIBIT 5.1

601 S. Figueroa Suite 3900 Los Angeles, CA 90017 213.892.4992 213.892.7731 fax www.luce.com

Board of Directors
GetFugu, Inc.
8560 West Sunset Boulevard, 7th Floor
West Hollywood, California 90025

Re:	Registration Statement on Form S-1

Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission for the registration of the following securities (“Securities”): (i) common stock, $0.001 par value per share (“Common Stock”) and (ii) warrants to purchase Common Stock (“Warrants”), in units, consisting of Common Stock and Warrants (“Units”) at an aggregate initial offering price not to exceed $3,000,000, of GetFugu, Inc., a Nevada corporation (the “Company”), as set forth in the Registration Statement.

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate.  For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.  Our opinion is limited solely to matters set forth herein.  The law covered by the opinions expressed herein is limited to the Federal law of the United States and the law applicable to corporations of the State of California.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Securities being offered, when issued in accordance with the Registration Statement and will be validly issued, fully paid and non-assessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto and to the references to our firm and such opinion in such Registration Statement.

Very truly yours,

LUCE, FORWARD, HAMILTON & SCRIPPS llp